EXHIBIT 99.10
                                                                   -------------

                                  BILL OF SALE
                                  ------------

         Able Laboratories, Inc, a Delaware corporation, doing business as N/A ("Seller"), for and in consideration of the sum of Seven Hundred and Seventy ($770,000) Dollars in lawful money of the United States, and other good and valuable consideration, paid by TRIPLE L, LTD., an Illinois corporation ("Purchaser"), the receipt whereof is hereby acknowledged, does hereby bargain, sell, assign, grant, transfer and convey unto Purchaser the following assets:

         All machinery, equipment, inventory of raw materials and work-in-process, furniture and fixtures as described in Exhibit B attached hereto, which were utilized in or associated with the conduct or operation of the business of Seller, 6 Hollywood Ct., South Plainfield, NJ 07080 ("the Premises").

Expressly excluded from this purchase shall be:

                  a. all accounts, accounts receivable, cash, cash equivalents, deposits, contract rights and claims relating to, or arising out of the business of Seller;

                  b. any materials of a hazardous or toxic nature ("Hazardous Materials") located on or about the Premises; and

                  c. any assets which are not owned by Seller, or which are leased by Seller. Only the Seller's right, title and interest, if any, in the foregoing property is sold to the Purchaser.

         EXCEPT FOR WARRANTING TITLE, ALL OF THE ABOVE DESCRIBED ASSETS ARE HEREBY SOLD AS IS, WHERE IS, AND SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO THE ABOVE-DESCRIBED ASSETS, ALL OF WHICH WARRANTIES ARE EXPRESSLY EXCLUDED.

         Seller hereby agrees with Purchaser to sign, sell, execute and deliver, and to do or make or cause to be done or made, upon reasonably request by Purchaser (at Purchaser's expense), any and
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all agreements, instruments, papers, deeds, acts or other things, supplemental, confirmatory, or otherwise, as reasonably may be required by Purchaser for the purpose of or in connection with acquiring the above-described assets of Seller transferred, assigned, conveyed and granted or intended to be transferred, assigned, conveyed or granted, hereby or hereunder.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered on this day of 16 February, 2001.

                                 Able Laboratories

                                                                     corporation
                                 ------------------------------------
                                 doing business as
                                                      N/A
                                 -----------------------------------------------
                                 By:    Jay Wadekar
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                                 Its:    President
                                      ------------------------------------------

ACKNOWLEDGED AND AGREED TO THIS
DAY OF 16 February, 2001

TRIPLE L, LTD.
By:   Vee Lacroix
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Its:    Vice President
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